SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  4/30/2006
FILE NUMBER 811-05426
SERIES NO.: 19


74U.  1       Number of shares outstanding (000's Omitted)
              Class A                                               1,295
      2       Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                                 264
              Class C                                                 270
              Institutional                                            76


74V.  1       Net asset value per share (to nearest cent)
              Class A                                              $10.98
      2       Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                              $10.93
              Class C                                              $10.92
              Institutional                                        $10.99